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                                     EXHIBIT 4.3

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                                STOCK OPTION AGREEMENT


    This Stock Option Agreement (the "Agreement") is made and entered into as of May 12, 1996, by and between A. Vern Tharp ("Optionee"), and Sargent, Inc., a Delaware corporation ("Optionor") (Optionor and Optionee are sometimes collectively referred to as the "Parties"),

    1. GRANT AND EXERCISE OF OPTION. (a) Subject to the terms and conditions of this Agreement, Optionor hereby grants Optionee the option to purchase up to 50,000 shares of Common Stock which may be acquired upon the exercise of the Options (the "Option Stock"), at an exercise price, subject to adjustment hereunder (the "Exercise Price"), of $1.75 per share (the "Option").

         (b) Upon receipt by Optionor of a notice of exercise of the Option by Optionee, together with certified funds in the amount of the Exercise Price, Optionor shall cause certificates representing the Shares of Option Stock to be delivered to Optionee. The Option may be exercised in accordance with this
Section 1 as to all or any portion of the shares of Option Stock subject to the Option from time to time during the term of the Option, subject, however, to the provisions of Section 9 hereof.

         (c) This Option shall terminate on the second anniversary date of this Agreement.

    2. REPRESENTATIONS AND WARRANTIES OF OPTIONEE. Optionee hereby represents and warrants to Optionor as follows, each of which representation and warranty is material and is being relied upon by Optionor and each of which is true at and as of the date hereof:

         (a) Optionee understands that the Option and the shares of Option Stock have not been registered under the Securities Act of 1933, as amended (the "Act"), or under applicable state securities laws.

         (b) Optionee is acquiring the Option solely for its own account, for investment purposes only and not with the intention of, or a view toward, the resale, transfer or further distribution thereof in whole or in part.

    3. RIGHTS OF OPTION HOLDER. Optionee shall not, by virtue hereof, be entitled to any of the rights of a stockholder in Optionor, either at law or in equity; PROVIDED, HOWEVER, that in the event any certificate or certificates representing shares of Option Stock are acquired by Optionee upon exercise of the Option, then Optionee shall, for all purposes, be deemed to have become the holder of record of such shares of Option Stock on the date on


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which this Option was exercised and payment of the Exercise Price was made, irrespective of the date of delivery of such share certificate or certificates. The rights of Optionee under this option are limited to those expressed herein, and Optionee, by its acceptance hereof, consents to and agrees to be bound by and comply with all of the provisions of this Option, including, without limitation, all of the obligations imposed upon optionee by Section 6 hereof.

    4. REPRESENTATIONS AND WARRANTIES OF OPTIONOR. Optionor hereby represents and warrants to Optionee as follows, each of which representation and warranty is material and is being relied upon by Optionee and each of which is true at and as of the date hereof:

         (a) All shares of Option Stock to be delivered to Optionee duly and validly issued, fully paid and non-assessable and free from all stamp taxes, liens and charges with respect to the purchase thereof.

         (b) Optionee is the equitable and legal owner of, and has good title to, the Options, free and clear of all claims, security interests, mortgages, pledges, liens and other encumbrances of every nature whatsoever, except as to Optionor, and Optionee has the right to transfer the Options as provided herein.

    5. TAXES, FEES AND EXPENSES. Optionee shall pay all transfer taxes (but not income taxes, if any) with respect to the grant of the Option and/or the issue and transfer of shares of Option Stock pursuant to the exercise of the Option, and all other fees and expenses necessarily incurred by Optionors in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for Optionors, shall be applicable thereto.

    6. TRANSFER OF OPTION OR OPTION STOCK. (a) Optionee and any transferee of the Option Stock agree that if any distribution of the option or any of the Option Stock is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to Optionor of an opinion of counsel, reasonably satisfactory in form and substance to the Optionor's counsel, to the effect that the proposed distribution will not be in violation of the Act or applicable state law.

         (b) It shall be a condition to the transfer of the Option or any part thereof or Option Stock that any transferee deliver to Optionors his or its written agreement to accept and be bound by all of the terms and conditions of this Agreement.


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    7.   ADJUSTMENTS.  (a) If there is any change in the capitalization of
Optionor affecting in any manner the number of kind of outstanding shares of Common Stock of Optionor, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because Optionor has merged or consolidated with one or more other corporations, then the number and kind of shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted; PROVIDED, HOWEVER, that in no event shall any such adjustment result in Optionor's being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the price of each of share of Option Stock or other unit of security covered by this Option.

         (b) NOTICE OF ADJUSTMENT. Whenever the number of shares of Option Stock purchasable upon the exercise of the Option or the Exercise Price of such shares of Option Stock is adjusted, as herein provided, Optionor shall promptly mail by first class mail, postage prepaid, to the Optionee notice of such adjustment or adjustments setting forth: (i) the number of shares of Option Stock purchasable upon the exercise of the option and the Exercise Price of such shares of Option Stock after such adjustment, (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made. Such notice shall be conclusive evidence of the correctness of such adjustment.

         (c) NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 7(a) hereof, no adjustment in respect of any dividends shall be made during the term of an Option or upon the exercise of the Option.

    8. LEGENDS ON STOCK CERTIFICATES. Until Optionor files an appropriate registration statement pursuant to the Act with respect to the shares of Option Stock, each certificate representing such shares of Option Stock shall be endorsed on its face with the following legends or their equivalent:

              Neither the option pursuant to which the shares represented by this Certificate are issued nor said shares have been registered under the Securities Act of 1933, as amended (the "Act"). The shares may not be transferred or sold unless there is a current registration statement in effect covering the shares or the Company is furnished with an opinion of counsel to the holder of the shares that an exemption from registration under said Act is available.


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    A copy of this Agreement shall be delivered to the Secretary of Optionor, to be kept at Optionor's principal office and shown by the Secretary to any person inquiring about in connection with the proposed transfer of the shares covered by the Option.

    9. CESSATION OF CORPORATE EXISTENCE. Notwithstanding any other provision of this Option, upon the dissolution or liquidation of Optionor, the reorganization, merger or consolidation of Optionor with one or more corporations as a result of which Optionor is not the surviving corporation, or the sale of substantially all the assets of Optionor or of more than 50% of the then outstanding stock of Optionor to another corporation or entity, the Option granted hereunder shall become an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of this Option.

    10. REGISTRATION RIGHTS. The Option Stock shall have the registration rights set forth in Exhibit "A" hereto.

    11. ATTORNEYS' FEES. In any action at law or in equity to enforce or interpret any provision or right under this Agreement, the prevailing party or parties to such litigation, as determined by the courts, whether as a result of a final adjudication or not, shall be entitled to recover all costs, expenses and attorneys' fees incurred in connection with such claim (including without limitation, such costs, expenses and fees on any appeal), and if such successful party shall receive a judgment in any such action or proceeding, such costs, expenses and attorney's fees shall be included as part of such judgment.

    12. NOTICES. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing, and shall be addressed to the Parties, their successors in interests or their assignees at the following addresses and telecopier numbers or such other addresses and telecopier numbers as the Parties may designate:

    If to Optionor:          Sargent, Inc.
                             Attn: Victor Gura, M.D., President
                             Suite 300
                             Los Angeles, California 90036
                             Telecopier No.: (213) 933-8836

    If to Optionee:          A. Vern Tharp
                             2854 Vrain Street
                             Denver, Colorado 80212
                             Telecopier No.: (303) 477-3217



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    Any notice, demand or other communication which any party hereto may be required or may elect to give anyone interested hereunder shall be sufficiently given if: (a) by telecopier and deposited, postage prepaid, in a United States or any other country of the sender's residence mail box, stamped registered or certified mail, return receipt requested; (b) by overnight courier; or (c) delivered personally, as set forth above.

    13. INVALID PROVISIONS. In the event that any provisions of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

    14. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof.

    16. HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

    17. AMENDMENTS. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the Party or Parties against whom enforcement of any such modification or amendment is sought.

    18. SUCCESSORS AND ASSIGNS. This Agreement and the rights, powers and duties set forth herein shall, except as otherwise set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the Parties.

    19. FURTHER ASSURANCES. Each party agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions and effectuate the purpose of this Agreement.



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    IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first written above at Los Angeles, California.

                                       "Optionor"



                                        /s/ A. Vern Tharp
                                        ----------------------------------------
                                       A. Vern Tharp



                                       "Optionee"

                                       SARGENT, INC.



                                       By: /s/ Victor Gura, M.D.
                                           -------------------------------------
                                           Victor Gura, M.D., President







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